Exhibit 10.1

Securities Purchase Agreement

By and Between

Hycroft Mining Holding Corporation

and

[   ]

i

ii

Securities Purchase Agreement

This Securities Purchase Agreement (together with all exhibits and schedules hereto, this “Agreement”) is entered into as of September 2, 2025 (the “Effective Date”) at 3:00 p.m. Eastern Time, by and between Hycroft Mining Holding Corporation, a Delaware corporation (the “Company”) and [   ] (“Buyer”). The Company and Buyer may be collectively referred to herein as the “Parties” and individually as a “Party.”

WHEREAS, upon the terms and subject to the conditions set forth herein, the Company desires to issue and sell to Buyer certain securities of the Company and Buyer desires to acquire from the Company such securities;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I. Definitions and Interpretation

Section 1.01 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms, as used herein, have the following meanings:

(a)	“Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for taxes or otherwise.

(b)	“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with, the specified Person.

(c)	“Business Day” means any day except Saturday, Sunday and any legal holiday or a day on which banking institutions in Delaware generally are authorized or required by Law or other governmental actions to close.

(d)	“Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company.

(e)	“Contract” means any contract, commitment, understanding or agreement (whether oral or written).

(f)	“Control” means (a) the possession, directly or indirectly, of the power to vote 10% or more of the securities or other equity interests of a Person having ordinary voting power, (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, by contractor otherwise, or (c) being a director, officer, executor, trustee or fiduciary (or their equivalents) of a Person or a Person that controls such Person.

(g)	“Encumbrance” means any security interest, pledge, mortgage, lien, charge, limitation, condition, equitable interest, option, easement, encroachment, right of first refusal, or similar adverse claim or restriction, including any restriction on transfer or other assignment, as security or otherwise, of or relating to use, quiet enjoyment, voting, receipt of income or exercise of any other attribute of ownership.

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(h)	“Governmental Authority” means any federal, state, municipal, local or foreign government and any court, tribunal, arbitral body, administrative agency, department, subdivision, entity, commission or other governmental, government appointed, quasi-governmental or regulatory authority, reporting entity or agency, domestic, foreign or supranational.

(i)	“Law” means any applicable foreign, federal, state or local law (including common law), statute, treaty, rule, directive, regulation, ordinances and similar provisions having the force or effect of law or an Order of any Governmental Authority.

(j)	“Liabilities” means liabilities, obligations or responsibilities of any nature whatsoever, whether direct or indirect, matured or un-matured, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured, absolute, contingent or otherwise, including any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost or expense.

(k)	“Losses” means any losses, damages, deficiencies, Liabilities, assessments, fines, penalties, judgments, actions, claims, costs, disbursements, fees, expenses or settlements of any kind or nature, including legal, accounting and other professional fees and expenses.

(l)	“Order” means any judgment, writ, decree, determination, award, compliance agreement, settlement agreement, injunction, ruling, charge, judicial or administrative order, determination or other restriction of any Governmental Authority or arbitrator.

(m)	“Person” means a natural person, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

(n)	“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

(o)	“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulation promulgated thereunder.

(p)	“Transaction Documents” means this Agreement, the Warrant, the Registration Rights Agreement and any other agreement, document, certificate or writing delivered or to be delivered in connection with this Agreement and any other document related to the Transactions related to the forgoing, including, without limitations, those delivered at the Closing.

(q)	“Transactions” means the purchase and sale of the Units, including the Shares and the Warrant, and the other transactions contemplated under the Transaction Documents.

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Section 1.02 Interpretive Provisions. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; the terms “Dollars” and “$” mean United States Dollars. Reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa. The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section or clause of or Exhibit, Annex or Schedule to this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. With respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.” Reference to any Person includes such Person’s predecessors, successors and assigns to the extent, in the case of successors and assigns, such successors and assigns are permitted by the terms of any applicable agreement however, that nothing contained herein is intended to authorize any assignment or transfer not otherwise permitted by this Agreement. Reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Reference to any Law means such Law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. Underscored references to Articles, Sections, Exhibits or Schedules shall refer to those portions of this Agreement. In the event of a conflict between language or amounts contained in the body of this Agreement and language or amounts contained in the Exhibits attached hereto, the language or amounts in the body of the Agreement shall control.

Article II. Purchase and Sale

Section 2.01 Purchase; Closing.

(a)	Pursuant to the terms and conditions of this Agreement, the Company shall issue and sell to Buyer a number of units of securities of the Company as set forth on the signature page hereof (the “Units”) for a purchase price of $4.2805 per Unit, for a resulting total purchase price as set forth on the signature page hereof (“Purchase Price”), with each Unit consisting of one share of Common Stock (allocated a value of $4.218 per share, which is at the “Minimum Price” computed in accordance with Nasdaq Listing Rule 5635(d)(1)(A)(ii)), and one-half of one common stock purchase warrant (allocated a value of $0.00625 per one-half of one common stock purchase warrant pursuant to Nasdaq Identification Number 279) (each whole warrant, a “Warrant”), in the form as attached to hereto as Exhibit A, resulting in the Warrant being issued for a total number of shares of Common Stock as set forth on the signature page hereof, and with an exercise price of $6.00 per share; in each case subject to the terms and conditions as set forth herein.

(b)	At the Closing, the Company shall enter into a Registration Rights Agreement with the Buyer and the other buyers acquiring securities of the Company pursuant to agreements substantially in the form of this Agreement, and being entered into on the Effective Date, in the form as attached hereto as Exhibit B (the “Registration Rights Agreement”).

(c)

Subject to the terms and conditions herein, the closing of the purchase and sale of the Units (the “Closing”) shall occur on a date as to be agreed by the Parties prior to the Outside Closing Date (as defined below), and if not otherwise agreed, on the Outside Closing Date, subject to the satisfaction, or waiver by the Party for whose benefit the conditions exist, in the sole discretion of such Party, of the conditions to the Closing as set forth in Article III, at the offices of the Company or via the exchange of documents electronically, as agreed to by the Parties, as set forth below. The date of the occurrence of the Closing is referred to as the “Closing Date”.

Section 2.02 Deliverables at the Closing.

(a)	At the Closing, Buyer shall deliver to the Company:

(i)	the Purchase Price, via wire transfer pursuant to wire instructions a provided by the Company to the Buyer;

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(ii)	a copy of the Warrant, duly countersigned by an authorized officer of the Buyer;

(iii)	a copy of the Registration Rights Agreement, duly countersigned by an authorized officer of the Buyer;

(iv)	a certificate from Buyer, in form and substance reasonably acceptable to the Company, (1) certifying that the matters set forth in Section 3.02(a) and Section 3.02(b) are true and correct; (2) attaching and certifying copies of the resolutions of the Board of Directors of the Buyer relating to this Agreement, the other Transaction Documents and the Transactions; and (3) certifying the name, title and true signature of each officer of the Buyer executing or authorized to execute this Agreement, the Transaction Documents, and such other documents, instruments and certifications required or contemplated hereby or thereby; and

(v)	such other documents as the Company may reasonably request for the purpose of evidencing the accuracy of the Buyer’s representations and warranties; evidencing the performance by the Buyer of, or the compliance by the Buyer with, any covenant or obligation required to be performed or complied with by the Buyer hereunder, or otherwise facilitating the consummation or performance of the Closing.

(b)	At the Closing the Company shall:

(i)	shall record the Buyer in the stock ledger of the Company as the beneficial owner of the shares of Common Stock included within the Units (the “Shares”), which the Parties acknowledge will not be certificated, and the Company shall deliver to the Buyer the Warrant, duly executed by an authorized officer of the Company;

(ii)	deliver to the Buyer a copy of the Registration Rights Agreement, duly countersigned by an authorized officer of the Company;

(iii)	deliver to Buyer (1) a certificate in form and substance reasonably acceptable to Buyer certifying the matters in Section 3.01(a) and Section 3.01(b) are true and correct; (2) attaching and certifying copies of the resolutions of the Board of Directors of the Company relating to this Agreement, the other Transaction Documents and the Transactions; and (3) certifying the name, title and true signature of each officer of the Company executing or authorized to execute this Agreement, the Transaction Documents, and such other documents, instruments and certifications required or contemplated hereby or thereby; and

(iv)	deliver to Buyer such other documents as the Buyer may reasonably request for the purpose of evidencing the accuracy of the Company’s representations and warranties; evidencing the performance by the Company of, or the compliance by the Company with, any covenant or obligation required to be performed or complied with by the Company hereunder, or otherwise facilitating the consummation or performance of the Closing.

Section 2.03 Adjustments for Stock Splits. If at any time between the Effective Date and the Closing Date, the Company effects a forward split or reverse split of the Common Stock, the number of Units, the number of Shares to be sold to Buyer hereunder, the number of shares of Common Stock to be subject to the Warrant comprising each Unit, the price per Unit, and the exercise price of the Warrant shall each be equitably and appropriately adjusted.

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Article III. Conditions to the Closing

Section 3.01 Buyer’s Conditions to the Closing. The obligations of the Buyer to consummate the Closing shall be subject to the fulfillment or written waiver by the Buyer, in its sole and absolute discretion, on or prior to the Closing Date, of each of the following conditions:

(a)	All of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except for such representations and warranties which are qualified as to materiality, which shall be true and correct in all respects, and except for such representations and warranties which are made as of a specified date, which shall be true and correct in all material respects or, if qualified by materiality then true and correct in all respects, as of such date.

(b)	The Company shall have performed and observed in all material respects all covenants and agreements required to be performed and observed by the Company under this Agreement at or prior to the Closing Date.

(c)	No action, proceeding, claim or litigation shall have been commenced (or, threatened, if in Buyer’s commercially reasonable judgment such threat constitutes a colorable claim) by or before any Governmental Authority against either Party hereto seeking to restrain or materially and adversely alter the Transactions.

(d)	The Company shall have delivered to Buyer the applicable items, executed certificates and instruments as set forth in Section 2.02(b).

Section 3.02 Company’s Conditions to the Closing. The obligations of the Company to consummate the Closing shall be subject to the fulfillment or written waiver by the Company, in its sole and absolute discretion, on or prior to the Closing Date, of each of the following conditions:

(a)	All of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except for such representations and warranties which are qualified as to materiality, which shall be true and correct in all respects, and except for such representations and warranties which are made as of a specified date, which shall be true and correct in all material respects or, if qualified by materiality then true and correct in all respects, as of such date.

(b)	Buyer shall have performed and observed in all material respects all covenants and agreements required to be performed and observed by Buyer under this Agreement at or prior to the Closing Date.

(c)	No action, proceeding, claim or litigation shall have been commenced (or, threatened, if in the Company’s commercially reasonable judgment such threat constitutes a colorable claim) by or before any Governmental Authority or by The Nasdaq Stock Market LLC (“Nasdaq”) against either Party hereto seeking to restrain or materially and adversely alter the Transactions.

(d)	All consents, approvals and waivers from any Person in connection with the Transactions, or required for the Closing to occur without an adverse effect on the Company or its operations, shall have been obtained.

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(e)	Buyer shall have delivered to the Company the applicable items, executed certificates and instruments as set forth in Section 2.02(a).

Article IV. Representations and Warranties of the Company

The Company represents and warrants to Buyer that the following representations and warranties contained in this Article IV are true and correct as of the Effective Date and as of each applicable Closing Date:

Section 4.01 Authorization of Transactions. The Company is a corporation duly authorized and in good standing in the State of Delaware. The Company has the requisite power and capacity to execute and deliver the Transaction Documents to which the Company is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Company of the applicable Transaction Documents and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of the Company. The Transaction Documents to which the Company is a party have been duly and validly executed and delivered by the Company. Each Transaction Document to which the Company is a party constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies.

Section 4.02 Capitalization; Valid Issuance. The Shares shall constitute part of the issued and outstanding equity capital of the Company, and all of the Shares shall be duly authorized for issuance without violation of any preemptive or similar rights and, when issued in accordance with the terms and conditions herein, will be validly issued and fully paid and nonassessable.

Section 4.03 Governmental Approvals; Non-contravention.

(a)	No consent, Order, action or non-action of, or filing, notification, declaration or registration with, any Governmental Authority or Person is necessary for the execution, delivery or performance by the Company of this Agreement or any other Transaction Document to which the Company is a party.

(b)	The execution, delivery and performance by the Company of the Transaction Documents to which the Company is a party, and the consummation by the Company of the Transactions, do not (i) violate any Laws or Orders to which the Company is subject or (ii) violate, breach or conflict with any provision of the Company’s organizational documents.

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Section 4.04 Brokers. The Company has not engaged, or caused to be incurred any Liability or obligation to, any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of the Transaction Documents to which it is a party, or the Transactions.

Article V. Representations and Warranties of the Buyer

Buyer represents and warrants to the Company that the following statements contained in this Article V are true and correct as of the Effective Date and as of each applicable Closing Date:

Section 5.01 Authorization of Transactions. Buyer is a natural person or is an entity duly organized and in good standing in the jurisdiction of its organization, and has the requisite power and capacity to execute and deliver the Transaction Documents, to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Buyer of the applicable Transaction Documents and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of Buyer. The Transaction Documents to which Buyer is a party have been duly and validly executed and delivered by Buyer. Each Transaction Document to which Buyer is a party constitutes the valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies.

Section 5.02 Governmental Approvals; Non-contravention.

(a)	No consent, Order, action or non-action of, or filing, notification, declaration or registration with, any Governmental Authority is necessary for the execution, delivery or performance by Buyer of this Agreement or any other Transaction Document to which Buyer is a party.

(b)	The execution, delivery and performance by Buyer of the Transaction Documents to which Buyer is a party, and the consummation by Buyer of the Transactions, do not (i) violate any Laws or Orders to which Buyer is subject or (ii) violate, breach or conflict with any provision of Buyer’s organizational documents if Buyer is an entity.

Section 5.03 Investment Representations.

(a)	Buyer understands and agrees that the consummation of this Agreement including the delivery of the Units, the Shares, the Warrant and the shares of Common Stock that may be received on any exercise of the Warrant (collectively, the “Securities”) to Buyer as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the Securities are being acquired for Buyer’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

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(b)	Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act (an “Accredited Investor”).

(c)	Buyer understands that the Securities are being offered and sold to Buyer in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.

(d)	Buyer and its advisors, if any, have been furnished with all materials relating to the Company and its business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by Buyer or its advisors. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Buyer understands that its investment in the Securities involves a significant degree of risk.

(e)	At no time was Buyer presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer. Buyer is not purchasing the Securities acquired by Buyer hereunder as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D under the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Securities acquired by Buyer hereunder published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(f)	Buyer is acquiring the Securities for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the Securities. Further, Buyer does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

(g)	Buyer understands that (i) the sale or re-sale of the Securities has not been registered under the Securities Act or any applicable state securities laws, and unless and until registered, the Securities may not be transferred unless (1) the Securities are sold pursuant to an effective registration statement under the Securities Act; (2) Buyer shall have delivered to the Company, at the cost of the Company, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company; (3) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”) of Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 5.03 to a Person who is an Accredited Investor; (4) the Securities are sold pursuant to Rule 144; (5) the Securities are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”); or (6) the Securities are sold pursuant to the exemption from registration afforded under Section 4(a)(1) or Section 4(a)(7) of the Securities Act, and Buyer shall have delivered to the Company, at the cost of the Company, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case).

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(h)	Buyer, either alone or together with its Representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Buyer is able to bear the economic risk of its investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(i)	Buyer understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the Transactions set forth herein.

(j)	Any legend required by the securities laws of any state to the extent such laws are applicable to the Securities represented by the certificate so legended shall be included on any certificates representing the Securities. Buyer also understands that the Securities may bear the following or a substantially similar legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION ARE NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE NOT SET FORTH HEREIN.

Section 5.04 Brokers. Buyer has not engaged any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of any Transaction Document to which it is a party, or the Transactions.

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Article VI. Covenants and Additional Agreements

Section 6.01 Notices of Certain Events. In addition to any other notice required to be given by the terms of this Agreement, each of the Parties shall promptly notify the other Party of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the Transactions; (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the Transactions; and (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such Party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant hereto or that relates to the consummation of the Transactions.

Section 6.02 Consents of Third Parties. Each of the Parties will give any notices to third parties, and will use its commercially reasonable efforts to obtain any third-party consents, that the other Party reasonably may request in connection with this Agreement. Each of the Parties will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters in this Agreement.

Section 6.03 Further Assurances. Following the Effective Date, each Party shall, and shall cause its respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further commercially reasonable actions as may be reasonably required to carry out the provisions hereof and give effect to the Transactions.

Article VII. Default and Termination

Section 7.01 Termination. This Agreement may be terminated at any time before the Closing Date as follows:

(a)	by mutual written consent of the Parties;

(b)	by either Party if there shall be in effect a final non-appealable order, judgment, injunction or decree entered by or with any governmental authority restraining, enjoining or otherwise prohibiting the consummation of the Transactions;

(c)	by the Company if there shall have been a breach in any material respect of any representation, warranty, covenant or agreement on the part of the Buyer set forth in this Agreement and such breach has not been cured within ten (10) days after receipt of notice of such breach by the Buyer (a “Buyer Default”);

(d)	by the Buyer if there shall have been a breach in any material respect of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement and such breach has not been cured within ten (10) days after receipt of notice of such breach by the Company (a “Company Default”); or

(e)	by the Company or by the Buyer if the Closing has not occurred by September 10, 2025 (the “Outside Closing Date”), provided, however, that (i) if the Closing has not occurred by such date due to a breach of this Agreement by the Company, the Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(e) and (ii) if the Closing has not occurred by such date due to a breach of this Agreement by Buyer, the Buyer shall not have the right to terminate this Agreement pursuant to this Section 7.01(e).

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Section 7.02 Effect of Termination. In the event of the valid termination of this Agreement pursuant to this Article VII prior to the Closing, this Agreement, shall become void and of no further force or effect with no liability on the part of any Party, other than this Article VII and Article IX, and such additional sections and provisions herein as required to give effect to any of the forgoing, each of which shall survive any such termination of this Agreement, and provided that any such termination shall not relieve any Party from liability for actual damages to the other Party resulting from a material breach of this Agreement by such first Party occurring prior to such termination.

Article VIII. Indemnification

Section 8.01 General Indemnification. If the Closing occurs, each Party (the “Indemnifying Party”) agrees to indemnify, defend and hold harmless the other Party and such other Party’s Affiliates and each of their respective directors, officers, managers, partners, employees, agents, equity holders, successors and assigns (each, an “Indemnified Party”), from and against any and all Losses incurred or suffered by any Indemnified Party arising out of, based upon or resulting from any breach of any representations or warranties of the Indemnifying Party herein or breach by the Indemnifying Party of, or any failure the Indemnifying Party to perform, any of the covenants, agreements or obligations contained in or made pursuant to this Agreement by the Indemnifying Party.

Section 8.02 Procedures for Indemnification. The following shall apply with respect to all claims by any Indemnified Party for indemnification hereunder:

(a)	Third-Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third-Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 8.02(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof, provided that the fees and disbursements of such counsel shall be at the expense of the Indemnified Party.

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(b)	Settlement of Third-Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 8.02(b). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party objects to such offer, or does not provide a response to such firm offer within ten days after its receipt of such notice (in which case the Indemnified Party shall be deemed to not have consented to such offer), the Indemnified Party shall thereafter assume the defense of such Third-Party Claim and shall continue to contest or defend such Third-Party Claim and in such event the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party consents to such firm offer the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnifying Party has not assumed the defense pursuant to Section 8.02(a), the Indemnified Party shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c)	Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) calendar days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) calendar day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(d)	Cooperation. Upon a reasonable request made by the Indemnifying Party, each Indemnified Party seeking indemnification hereunder in respect of any Direct Claim, hereby agrees to consult with the Indemnifying Party and act reasonably to take actions reasonably requested by the Indemnifying Party in order to attempt to reduce the amount of Losses in respect of such Direct Claim. Any costs or expenses associated with taking such actions shall be included as Losses hereunder.

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Section 8.03 Payment. Upon a determination of liability under this Article VIII, the Indemnifying Party shall pay or cause to be paid to the Indemnified Party the amount so determined within five (5) Business Days after the date of such determination. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Agreement, the Indemnifying Party shall nevertheless pay when due such portion, if any, of the obligation that is not subject to dispute. Upon the payment in full of any amounts due under this Article VIII with respect to any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any Person with respect to the subject matter of such claim.

Section 8.04 Effect of Knowledge on Indemnification. The right to indemnification, reimbursement or other remedy based upon any representations, warranties, covenants and obligations set forth in this Agreement shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants or obligations.

Article IX. Miscellaneous

Section 9.01 Notices.

(a)	Any notices under this Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by other reliable form of electronic communication; or personally. Mailed notices shall be deemed delivered five (5) days after mailing, properly addressed. Couriered notices shall be deemed delivered on the date that the courier warrants that delivery will occur. Electronic communication notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Any Party may change its address by giving notice, in writing, stating its new address, to the other Party. Subject to the forgoing, notices shall be sent as follows:

If to the Company, to:

Hycroft Mining Holding Corporation

PO Box 3030

Winnemucca, Nevada 89446

Attention: General Counsel

email: rebecca.jennings@hycroftmining.com

With a copy, which shall not constitute notice, to:

Anthony, Linder & Cacomanolis, PLLC

Attn: Laura Anthony

1700 Palm Beach Lakes Blvd., Suite 820

West Palm Beach, FL 33401

Email: lanthony@alclaw.com

If to the Buyer, to the address for notices as set forth on the signature page hereof.

(b)	Either Party may change its address for notices hereunder upon notice to the other Party in the manner for giving notices hereunder.

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Section 9.02 Attorneys’ Fees. In the event that either Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 9.03 Amendments; No Waivers.

(a)	Other than as specifically set forth herein, including in Section 2.03, this Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the Parties.

(b)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by another Party shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(c)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

Section 9.04 No Consequential or Punitive Damages. Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith, other than for any punitive damages actually ordered by a Governmental Authority and thereafter finally paid.

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Section 9.05 Expenses. Unless otherwise contemplated or stipulated by this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

Section 9.06 Successors and Assigns; Benefit. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, whether by operation of law or otherwise, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

Section 9.07 Third-Party Beneficiaries. This contract is strictly between the Parties and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other Person shall be deemed to be a third-Party beneficiary of this Agreement.

Section 9.08 Governing Law; Etc.

(a)	This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of Delaware, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Delaware.

(b)	SUBJECT TO Section 9.09, ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS SHALL BE INSTITUTED SOLELY IN THE STATE OF NEVADA COURTS OR THE FEDERAL COURTS OF THE UNITED STATES WITH JURISDICTION IN Humboldt County, Nevada AND EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)	EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9.08(c).

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Section 9.09 Resolution of Disputes. Except as otherwise provided herein, all controversies, disputes or actions between the Parties arising out of the Transactions or this Agreement, including their respective Affiliates, owners, officers, directors, agents and employees, arising from or relating to this Agreement shall on demand of either party be submitted for arbitration to in accordance with the rules and regulations of the American Arbitration Association. The arbitration shall be conducted by one arbitrator jointly selected by the Parties, provided, however, that if such Parties are unable to agree on the identity of the arbitrator within 10 Business Days of commencement of efforts to do so, each Party shall select one arbitrator and the arbitrators so selected shall select a final arbitrator, and the final arbitrator shall conduct the arbitration alone. The Parties agree that, in connection with any such arbitration proceeding, each shall submit or file any claim which would constitute a compulsory counterclaim (as defined by Rule 13 of the Federal Rules of Civil Procedures) within the same proceeding as the claim to which it relates. Any such claim which is not submitted or filed in such proceeding shall be barred. The arbitrator shall be instructed to use every reasonable effort to perform its services within seven Business Days of request, and, in any case, as soon as practicable. The Parties agree to be bound by the provisions of any limitation on the period of time by which claims must be brought under Delaware law or any applicable federal law. The arbitrator shall have the right to award the relief which he or she deems proper, consistent with the terms of this Agreement, including compensatory damages (with interest on unpaid amounts from due date), injunctive relief, specific performance, legal damages and costs. The award and decision of the arbitrator shall be conclusive and binding on all Parties, and judgment upon the award may be entered in any court of competent jurisdiction. Any right to contest the validity or enforceability of this award shall be governed exclusively by the United States Arbitration Act. The arbitration shall be conducted in Winnemucca, Nevada. The provisions of this Section 9.09 shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

Section 9.10 Specific Performance. Each Party agrees that irreparable damage would occur if any provision of this Agreement or the Warrant were not performed in accordance with the terms hereof and that each Party shall be entitled to seek specific performance of the terms and agreements in this Agreement and in the Warrant, in addition to any other remedy at law or in equity.

Section 9.11 Survival. The representations and warranties in Article IV and Article V of this Agreement shall survive the Closing for a period of twelve (12) months from the Closing, and no claim for indemnification may be made after such time. All covenants and agreements in this Agreement will survive until fully performed; provided, however, that, nothing herein shall prevent a Party from making any claim hereunder, or relieve any other Party from any liability hereunder, after such time for any breach thereof.

Section 9.12 Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any Party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

Section 9.13 Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof.

Section 9.14 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed effective as of the Effective Date.

Hycroft Mining Holding Corporation

By:
Name:	Diane R. Garrett
Title:	President and Chief Executive Officer

[ ]

By:
Name:	[ ]
Title:	[ ]

Number of Units/Shares to be acquired:		[ ]

Number of Shares of Common Stock pursuant to the Warrant:		[ ]

Purchase Price:	$	[ ]

Address for notices:

[                  ]

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Exhibit A

Warrant

(Attached)

Exhibit B

Registration Rights Agreement

(Attached)